Calculation of Filing Fee Tables
S-3
EOG RESOURCES INC
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	4.400% Senior Notes due 2028	457(o)	500,000,000		$ 499,510,000.00	0.0001531	$ 76,474.98
Fees to be Paid	2	Debt	5.000% Senior Notes due 2032	457(o)	1,250,000,000		$ 1,247,400,000.00	0.0001531	$ 190,976.94
Fees to be Paid	3	Debt	5.350% Senior Notes due 2036	457(o)	1,250,000,000		$ 1,248,962,500.00	0.0001531	$ 191,216.16
Fees to be Paid	4	Debt	5.950% Senior Notes due 2055	457(o)	500,000,000		$ 498,595,000.00	0.0001531	$ 76,334.89
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 3,494,467,500.00		$ 535,002.97
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 535,002.97
Offering Note
[1]	(1) The proposed maximum aggregate offering price is being used to calculate the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the ''Securities Act''). (2) Calculated in accordance with Rule 457(r) of the Securities Act. Payment of the registration fee at the time of filing of the Registrant's registration statement on Form S-3ASR (File No. 333-283988) with the Securities and Exchange Commission on December 20, 2024 (the ''Registration Statement'') was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act and is paid herewith. This ''Calculation of Filing Fee Tables'' shall be deemed to update Exhibit 107 in the Registration Statement.

[2]	(1) The proposed maximum aggregate offering price is being used to calculate the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the ''Securities Act''). (2) Calculated in accordance with Rule 457(r) of the Securities Act. Payment of the registration fee at the time of filing of the Registrant's registration statement on Form S-3ASR (File No. 333-283988) with the Securities and Exchange Commission on December 20, 2024 (the ''Registration Statement'') was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act and is paid herewith. This ''Calculation of Filing Fee Tables'' shall be deemed to update Exhibit 107 in the Registration Statement.

[3]	(1) The proposed maximum aggregate offering price is being used to calculate the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the ''Securities Act''). (2) Calculated in accordance with Rule 457(r) of the Securities Act. Payment of the registration fee at the time of filing of the Registrant's registration statement on Form S-3ASR (File No. 333-283988) with the Securities and Exchange Commission on December 20, 2024 (the ''Registration Statement'') was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act and is paid herewith. This ''Calculation of Filing Fee Tables'' shall be deemed to update Exhibit 107 in the Registration Statement.

[4]	(1) The proposed maximum aggregate offering price is being used to calculate the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the ''Securities Act''). (2) Calculated in accordance with Rule 457(r) of the Securities Act. Payment of the registration fee at the time of filing of the Registrant's registration statement on Form S-3ASR (File No. 333-283988) with the Securities and Exchange Commission on December 20, 2024 (the ''Registration Statement'') was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act and is paid herewith. This ''Calculation of Filing Fee Tables'' shall be deemed to update Exhibit 107 in the Registration Statement.